Exhibit 99(a)(1)(E)

Subject to Completion, Dated September 8, 2010

Letter to Clients

Offer to Purchase for Cash

by

GLG PARTNERS, INC.

of
All outstanding Public Warrants, Founders Warrants, Sponsors Warrants and Co-Investment Warrants
at a Purchase Price of $0.129 Per Warrant

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER   , 2010 OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED. GLG INTENDS TO EXTEND THE OFFER TO ENSURE THAT THE EXPIRATION DATE COINCIDES WITH THE COMPLETION OF THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE).

To Our Clients:

Enclosed for your consideration are the offer to purchase dated September   , 2010 (the “Offer to Purchase”) and the related letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by GLG Partners, Inc., a Delaware corporation (“GLG”), to purchase all 32,984,674 of its outstanding public warrants (the “Public Warrants”), all 12,000,003 of its outstanding founders warrants (the “Founders Warrants”), all 4,500,000 of its outstanding sponsors warrants (the “Sponsors Warrants”) and all 5,000,000 of its outstanding co-investment warrants (the “Co-Investment Warrants”, and collectively with the Public Warrants, Founders Warrants and the Sponsors Warrants, the “Warrants”), at a purchase price of $0.129 per Warrant, in cash, without interest (the “Purchase Price”), for an aggregate purchase price of $7,028,523.33 (each of the Warrants representing the right to purchase one share of GLG common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $7.50 per share) upon the terms and subject to certain conditions of the Offer. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

The Offer is only available for outstanding Warrants. GLG also has outstanding shares of Common Stock and units, each comprising a share of Common Stock and a Warrant to acquire a share of Common Stock. You may instruct us to tender Warrants on your behalf that are included in units, but to do so such Warrants must first be separated from the units prior to tendering such Warrants. See “THE OFFER — Section 2. Procedures for Tendering Warrants” of the Offer to Purchase. On the terms and subject to the conditions of the Offer, GLG will only pay for Warrants validly tendered and not properly withdrawn before the Expiration Date.

We are the holder of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants in the Offer, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Warrants we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Warrants and receive the Purchase Price of $0.129 per Warrant, as indicated in the attached Instruction Form, in cash, without interest;

2.	The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on , October , 2010, or such later time and date to which GLG extends the Offer. GLG intends to extend the Offer to ensure that the Expiration Date of the Offer coincides with the completion of the Merger;

3.	The Offer is not conditioned on any minimum number of Warrants being tendered. However, the Offer is subject to certain other conditions. If certain events occur, GLG may not be obligated to purchase

Warrants pursuant to the Offer. See “THE OFFER — Section 5. Conditions of the Offer” and “SPECIAL FACTORS — Section 2. Purposes of and Reasons for the Offer; Certain Effects of the Offer” of the Offer to Purchase;

4.	The Offer is for up to an aggregate 54,484,677 Warrants, constituting 100% of GLG’s outstanding Warrants as of September 1, 2010;

5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to the Depositary will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on GLG’s purchase of Warrants in the Offer;

6.	If your Warrants are held as part of GLG’s outstanding units, you must first instruct us to separate the units before the Warrants may be tendered.

If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all your Warrants unless you specify a lesser number on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer (including, if applicable, sufficient time to effect the separation of the units). Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October   , 2010, or such later time and date to which the Offer is extended. We intend to extend the Offer to ensure that the Expiration Date of the Offer coincides with the completion of the Merger.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

GLG’s Board of Directors has approved the Offer. However, none of the Company, the GLG Board, the other Filing Persons, the Information Agent, or the Depositary is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer. See “SPECIAL FACTORS — Section 2. Purposes of and Reasons for the Offer; Certain Effects of the Offer” of the Offer to Purchase. You should discuss whether to tender your Warrants with your broker or other financial advisor, if any.

Warrant holders who choose not to tender will not receive cash for their Warrants. Pursuant to the terms of the Warrants, following completion of the Merger, holders of Warrants, if any, that remain outstanding will be entitled, subject to the other terms and conditions thereof, to exercise their Warrants at an exercise price of $7.50 per Warrant, but will only have the right to receive upon such exercise an amount equal to the cash merger consideration of $4.50 per Warrant, thereby incurring a loss of $3.00 per Warrant. Accordingly, the Warrants will be permanently out-of-the-money and will have no economic value following the Merger.

Certain of GLG’s directors and former directors own Founders Warrants, Sponsors Warrants and Co-Investment Warrants and all of these directors and former directors are expected to tender their Warrants pursuant to the Offer. None of GLG’s executive officers own any Warrants. See “SPECIAL FACTORS — Section 4. Interests of Directors and Executive Officers and Filing Persons”.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

GLG PARTNERS, INC.

of

All outstanding Public Warrants, Founders Warrants, Sponsors Warrants and Co-Investment Warrants,
at a Purchase Price of $0.129 Per Warrant

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated September   , 2010 (the “Offer to Purchase”), and the related letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by GLG Partners, Inc., a Delaware corporation (“GLG”), to purchase all 32,984,674 of its outstanding public warrants (the “Public Warrants”), all 12,000,003 of its outstanding founders warrants (the “Founders Warrants”), all 4,500,000 of its outstanding sponsors warrants (the “Sponsors Warrants”) and all 5,000,000 of its outstanding co-investment warrants (the “Co-Investment Warrants”, and collectively with the Public Warrants, Founders Warrants and the Sponsors Warrants, the “Warrants”), at a purchase price of $0.129 per Warrant, in cash, without interest (the “Purchase Price”), for an aggregate purchase price of $7,028,523.33 (each of the Warrants representing the right to purchase one share of GLG common stock, par value $0.0001 per share, at an exercise price of $7.50 per share) upon the terms and subject to certain conditions of the Offer.

The undersigned hereby instruct(s) you to tender to GLG the number of Warrants indicated below or, if no number is indicated below, all Warrants which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

☐	Please check if any or all Warrants being tendered are part of a unit (consisting of one share and one Warrant). As the Warrants you are being instructed to tender pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the tender of the outstanding Warrants.

NUMBER OF WARRANTS TO BE TENDERED HEREBY:
WARRANTS1

SIGNATURE:

1 Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.

3